Exhibit 99.1

Zones Announces Amendment to Merger Agreement With Zones Acquisition Corp.

AUBURN, WA--(Marketwire - November 18, 2008) - Zones, Inc. (NASDAQ: ZONS) announced today that it has entered into an amendment to the merger agreement that it previously entered into with Zones Acquisition Corp. ("ZAC"), which is owned by Firoz H. Lalji, Zones' Chairman of the Board, Chief Executive Officer and majority shareholder. The amended merger agreement provides that each share of Zones common stock (other than those held by Mr. Lalji and certain of his related parties) will be converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes. Following the closing of the merger, Zones will become a private company wholly owned by Mr. Lalji and certain of his related parties.

Zones previously announced that, in order to reflect changed general economic conditions, it had updated its financial projections for 2009 to assume an 11.1% decline from Zones' projected 2008 sales, which is an approximately 21% decrease compared to previously projected 2009 sales. In light of the updated 2009 financial projections, Mr. Lalji, on behalf of ZAC, had indicated to the special committee, consisting of independent members of Zones' board of directors, that he believed the surviving corporation would find it difficult to remain within the lender's financial covenants if it borrowed the amount of debt financing required to consummate the merger at the previously agreed price of $8.65 per share.

In order to reduce the risks associated with the transaction, ZAC and Zones have amended the merger agreement and have revised other terms of the transaction. In addition to reducing the per-share price in the merger, the amendment also (i) eliminates certain conditions to ZAC's obligation to close the merger, (ii) eliminates the break-up fees and expenses that had been potentially payable by Zones to ZAC, (iii) increases the reverse break-up fee potentially payable by ZAC to Zones from $750,000 to $5 million, and (iv) allows Zones to seek specific performance of ZAC's obligations to pursue financing for the merger in the event the currently specified financing becomes unavailable. In connection with the execution of the amendment, Mr. Lalji and his wife (together owning a majority of Zones' outstanding stock) have agreed to vote their shares in favor of the amended merger agreement. In addition, Mr. Lalji has personally guaranteed the increased reverse break-up fee of $5 million.

The merger is expected to close on or before December 31, 2008. Mr. Lalji has informed Zones that he intends to provide approximately $20 million of the merger consideration at or prior to closing. Another $15 million of the merger consideration is expected to be funded at or prior to closing from a credit facility expected to be entered into with GE Capital. The remaining approximately $19 million of merger consideration is expected to be funded on January 2, 2009 from the GE Capital credit facility and other sources that are available to the surviving company. Mr. Lalji has also agreed to personally guarantee the funding of this approximately $19 million of consideration on January 2, 2009 if it is not otherwise funded in a timely manner. There can be no assurance that the GE Capital credit facility will be available to finance the merger. Although Zones may seek specific performance of ZAC's obligations to pursue financing for the merger, it may be difficult, or impossible, for Mr. Lalji and ZAC to obtain alternative financing on acceptable terms and conditions.

The Zones board of directors, acting upon the unanimous recommendation of the special committee, and by a unanimous vote of the directors (without the participation of Mr. Lalji in deliberations or voting), has determined that the merger and the amended merger agreement are fair to, advisable to and in the best interest of Zones' unaffiliated shareholders, and has approved the merger and approved and adopted the amended merger agreement and the other transactions contemplated thereby. The Zones board of directors (with Mr. Lalji abstaining) has also unanimously recommended that the Zones shareholders vote in favor of the merger and the amended merger agreement.

Under the amended merger agreement, there is a new "go-shop" provision whereby the special committee, with the assistance of its independent advisors, is permitted to solicit superior acquisition proposals from third parties until November 28, 2008. There can be no assurance that the go-shop process will result in an alternative transaction.

Zones will send supplemental proxy materials to shareholders, and expects to convene the previously scheduled special shareholders meeting on November 19, 2008 but immediately adjourn it until a later meeting date in December 2008. The merger requires the approval of a majority of the outstanding shares of Zones common stock and the approval of a majority of the number of shares of Zones common stock present in person or by proxy and voting at the special meeting (other than shares held by Mr. Lalji and certain of his related parties). As previously announced, the record date for the special shareholders meeting remains October 6, 2008.

About Zones, Inc.

Zones, Inc. is a single-source direct marketing reseller of name-brand information technology products to the small-to-medium-sized business market, enterprise accounts and public sector accounts. Zones sells these products through outbound and inbound account executives, a national field sales force, catalogs and the Internet. Zones offers more than 150,000 products from leading manufacturers including Adobe, Apple, Avaya, Cisco, HP, IBM, Kingston, Lenovo, Microsoft, NEC, Nortel Networks, Sony, Symantec and Toshiba.

Incorporated in 1988, Zones, Inc. is headquartered in Auburn, Washington. Buying information is available at http://www.zones.com, or by calling 800-258-2088. The Company's investor relations information can be accessed online at www.zones.com/IR.

Forward Looking Statements

This press release may contain statements that are forward-looking. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These risk factors include, without limitation, the effect of fluctuating or unfavorable economic conditions on IT purchasing trends and price competition, and Zones' ability to appropriately react to those changing conditions; the inherent uncertainties involved in projections of financial results, which are, at best, estimations of future performance and are significantly more unreliable in times of economic turbulence; future growth; account executive hiring and productivity; increased expenses of being a public company; pressure on margin; competition; state tax uncertainties; rapid technological change and inventory obsolescence; reliance on vendor relationships; dependence on personnel; potential disruption of business from information systems failure; reliance on outsourced distribution; variations in gross profit margin percentages due to vendor programs and credits, product and customer mix, pricing strategies, and economic conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the going-private transaction; the inability to complete the going-private transaction due to the failure to obtain the company shareholder approval or the special shareholder approval described in the proxy statement or the failure to satisfy other conditions to consummation of the going-private transaction; the failure to obtain the necessary debt and equity financing for the going-private transaction; the failure of the going-private transaction to close for any other reason; and other risks and uncertainties detailed in the Company's filings with the SEC.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, Zones has filed, or will file, a definitive proxy statement, a proxy statement supplement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND, WHEN AVAILABLE, THE PROXY STATEMENT SUPPLEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement, proxy statement supplement (after it is filed) and other documents filed by Zones at the Securities and Exchange Commission's website at http://www.sec.gov. The definitive proxy statement, proxy statement supplement (after it is filed) and such other documents may also be obtained for free from Zones by directing such request to Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, Washington 98001, Attention: Investor Relations; Telephone (253) 205-3000.

Zones and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Zones' participants in the solicitation is included in the definitive proxy statement and proxy statement supplement.

Contact:
Ronald McFadden
Zones, Inc.
Chief Financial Officer
253-205-3000